AMENDMENT TO CONVERTIBLE PROMISSORY NOTE

THIS AMENDMENT TO CONVERTIBLE PROMISSORY NOTE (this "**Amendment**"), is entered into as of December 23, 2024 between TEN Holdings, Inc., a Nevada corporation (the "**Corporation**" or "**Borrower**") and Naoaki Mashita (the "**Lender**").

WHEREAS, the Borrower and the Lender entered into the convertible promissory note dated September 5, 2024 (the "**Original Note**").

WHEREAS, the Borrower and the Lender now desire to amend the Original Note as below.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. Except as otherwise indicated, capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Original Note.

2. Amendment. The first paragraph of the Original Note is hereby deleted in its entirety and replaced with the following:

"FOR VALUE RECEIVED, TEN Holdings, Inc., a Nevada corporation (the "**Corporation**" or "**Borrower**") promises to pay THREE HUNDRED SEVENTEEN THOUSAND U.S. DOLLARS $317,000 (the "**Principal Amount**"), together with interest that has accrued with respect to such Principal Amount as of March 25, 2024, and accruing hereon as of the date hereof (the "**Issuance Date**"), in each case, at the rate of six percent (6%) (the "**Interest Rate**") per annum to Naoaki Mashita (the "**Lender**"), an individual residing in Singapore, to secure the obligations due and owing the Lender under and pursuant to a certain Agreement for Loan Conditions, dated March 25, 2024 (the "**Loan Agreement**"), by and between TEN Events, Inc., a Pennsylvania corporation formerly known as Xyvid, Inc., and a wholly owned subsidiary of the Borrower (the "**Original Maker**"), which Loan Agreement was assigned to, and assumed by the Borrower pursuant to a certain Omnibus Assignment and Assumption Agreement, dated as of September 5, 2024, by and among, the Borrower, V-Cube, Inc. ("**V-Cube**"), a Japanese corporation and the principal stockholder of the Corporation, the Original Maker, the Lender and Spirit Advisors, LLC, on any Business Day following the date first written above on or before the dates provided hereinbelow (the "**Maturity Date**"), upon advance written notice to the Borrower (the "**Conversion Date**") in accordance with the terms set forth herein (this "**Note**"). For purposes hereof, the term "**Business Day**" shall mean any day except any Saturday, any Sunday, or any day which is a legal holiday or any day on which banking institutions are authorized or required by law or other governmental action to close.

The Maturity Date relative to the principal amount outstanding shall be December 31, 2024 and the Maturity Date relative to the interest accrued thereon shall be March 31, 2025."

3. No Other Amendments. The parties agree that all other provisions of the Original Note shall, subject to the amendment expressly set forth in Section 2 of this Amendment, continue unmodified, in full force and effect and constitute legal and binding obligations of the parties in accordance with their terms. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Original Note or any of the documents referred to therein. This Amendment forms an integral and inseparable part of the Original Note.

4. Effect of Amendment. This Amendment shall form a part of the Original Note for all purposes, and each party thereto and hereto shall be bound hereby. This Amendment shall be deemed to be in full force and effect from and after the execution of this Amendment by the parties.

2.4 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law principles thereof.

2.5. Execution. This Amendment may be authenticated in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may authenticate this Amendment by signing any such counterpart. This Amendment may be authenticated by manual signature or facsimile, .pdf or similar electronic signature, all of which shall be equally valid. The headings in this Amendment are for convenience of reference only and shall not alter or otherwise affect the meaning hereof.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the Corporation has caused this Amendment to be duly executed as of the date first noted above.

TEN HOLDINGS, INC.

John Orobono
Name: John M Orobono Jr
Title: CFO

ACKNOWLEDGED, ACCEPTED, AND AGREED:

NAOAKI MASHITA

DocuSigned by:
Naoaki Mashita
D13CAE7CFC3E4CC...

Address: 8 Scotts Road #16-01 Singapore 228238

[Signature Page to the Amendment to the Original Note]